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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03703, 333-27009 and 333-28147) and on Form S-3 (File
Nos. 333-29339 and 333-29341) of i2 Technologies, Inc. of our report dated January 21, 1998, with respect to the consolidated financial statements and schedule of i2 Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.




                                                          /s/  ERNST & YOUNG LLP


Dallas, Texas
March 5, 1998